Exhibit 99.3

Duratech Group Inc. Consolidated Balance Sheet

As of
October 31, 2008
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$-
Accounts Receivable	653,344
Other Receivables	130,476
Inventory	2,765,026
TOTAL CURRENT ASSETS	3,548,846

OTHER ASSETS	1,103,156
PROPERTY, PLANT, AND EQUIPMENT, NET	342,150

TOTAL ASSETS	$4,994,152

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)
LIABILITIES
CURRENT LIABILITIES:
Bank Overdraft	$354,207
Notes Payable, current	2,590,170
Shareholder Notes Payable, current	817,579
Accounts Payable	914,124
Customer Deposits	434,691
TOTAL LIABILITIES	5,110,771

STOCKHOLDERS' EQUITY/(DEFICIT)
Paid in Capital	594,025
Premium on Redemption of Shares	(27,207)
Retained Earnings/(Accumulated Deficit)	(683,437)
TOTAL STOCKHOLDERS' EQUITY/(DEFICIT)	(116,619)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)	$4,944,152

The accompanying notes are an integral part of these financial statements.

Duratech Group Inc. Consolidated Statement of Operations

For the Nine-months ended October 31,
2008
SALES AND COST OF SALES
Sales	$4,278,661
Cost of Sales	2,857,922
Gross Profit	1,420,739

EXPENSES
Selling, general and administrative	600,443
Payroll Expense	1,201,732
Bad Debt Expense	320
Interest	154,230
Depreciation	-
TOTAL EXPENSES	1,956,725

Net Income/(Loss) from Operations	(535,986)

OTHER INCOME/(EXPENSE)
Gain on Disposal	-
Other Income	-
Interest Income	3,806
NET OTHER INCOME/(EXPENSE)	3,806

NET INCOME/(LOSS) FROM CONTINUED OPERATIONS	(532,180)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign Currency Translation Gain/(Loss)	47,898

COMPREHENSIVE INCOME (LOSS)	(484,282)

The accompanying notes are an integral part of these financial statements.

Duratech Group Inc. Consolidated Statement of Cash Flows

For the Nine-months ended October 31,
2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income/(loss) from continued operations	$(484,282)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Depreciation	-
Bad Debt Expense	320
Changes in Assets and Liabilities:
(Increase)/Decrease in Accounts Receivable	(97,533)
(Increase)/Decrease in Other Receivable	(130,476)
(Increase)/Decrease in Inventories	(572,011)
Increase/(Decrease) in Bank Overdraft	(185,112)
Increase/(Decrease) in Accounts Payable and Accrued Expenses	623,538
Increase/(Decrease) In Customer Deposits	381,009
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(464,547)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in Other Assets	(973,156)
Purchase of Property, Plant, and Equipment	(151,181)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(1,124,337)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds/(Payment) of Notes Payable and Loans	992,846
Proceeds/(Payment) of Shareholder Loans	154,836
Proceeds from Long-term Debt	-
Proceeds from Shareholder Loans	-
Proceeds from Conversion of Shareholder debt to Equity	598,409
Proceeds/(Payment) of Buying Equity in Acquisition	-
Proceeds/(Payment) from Share Redemption	(27,207)
Payment for UpSnap Acquisition	(130,000)
NET CASH PROVIDED BY (USED IN) FINANCINGACTIVITIES	1,588,884

NET INCREASE IN CASH AND CASH EQUIVALENTS	-
CASH AND CASH EQUIVALENTS:
Beginning of Period	-

End of Period	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID DURING THE PERIOD FOR:
Interest	$154,230
Taxes	$-

The accompanying notes are an integral part of these financial statements.

DURATECH GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS

Duratech Group Inc. is a Canadian company that is engaged in the construction and manufacturing of homes in Alberta and Saskatchewan, Canada.   Duratech Group Inc. (previously named Duratech Contracting Inc.)  commenced operations on December 18, 2002 as a small homebuilding company constructing about 5 homes a year until Peter Van Hierden (“Van Hierden”) bought out the majority partners and took control of the operations in July, 2007. Shortly thereafter, Mr. Van Hierden identified a synergistic opportunity to acquire a modular oil camp factory which was also in distress and acquired the company in July, 2007. Since that time management has been able to turn both these operations around and now seeks to grow the company organically and through additional acquisitions.

Duratech’s principle operations are building manufactured and stick-built homes and modular oil camps in Alberta and Saskatchewan, Canada which have historically experienced very rapid growth primarily because of commodities such as oil, uranium and diverse mining.

Duratech manufactures and builds homes and modular sites for its marketplace, principally Alberta and Saskatchewan.  The Company has three principal products that it offers: first, the company builds on-site conventional homes through its Duratech Contracting division; second, the company builds ready-to-move (RTM) homes in factories and brings them on foundations to sell to end users; and, third, the company builds modular camp sites for the oil mining industry through its Duratech Structures division.

On August 29, 2008, UpSnap Inc. (the “Registrant”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Registrant; Tony Philipp,an officer, director and shareholder of Registrant (“Philipp”); Duratech Group Inc., an Alberta, Canada corporation (“Duratech”) and the shareholders of Duratech (“Duratech Shareholders”), including Peter Van Hierden, a citizen of Alberta, Canada and owner directly or indirectly of approximately 96% of the share capital of Duratech (“Van Hierden”).

Upon closing of the share exchange transaction (the “Share Exchange”) on September 17, 2008, the Duratech Shareholders transferred all of their shares of common stock in Duratech to the Registrant in exchange for an agreement to issue to them an aggregate of 50,349,342 shares of Common Stock of the Registrant,resulting in Duratech becoming a majority owned subsidiary of the Registrant. In addition, P&R Gateway Developments Inc. and 1371009 Alberta Ltd., fifty percent (50%) owned joint venture companies of Duratech became indirectly controlled by the Registrant.

As part of the Share Exchange, the Duratech Shareholders were issued options to purchase 18,950,334 shares of the Registrant’s Common Stock in substitution for options to purchase 2,235,610 shares of Duratech common stock which they owned prior to the transaction. In order to facilitate the exercise of these new options, the Registrant has agreed to hold 18,950,334 shares of Common Stock in reserve, and instead issue the balance of 50,349,342 shares to the Duratech Shareholders pro rata pursuant to the Share Exchange Agreement.

The shares of Duratech common stock, par value $0.05 per share, are validly issued, fully paid, and nonassessable, and represent one hundred percent (100%) of the common equity ownership of Duratech, and the Duratech Shareholders are the sole record and beneficial owners thereof.  The Duratech common stock represents sixty-five percent (65%) of the issued and outstanding equity capitalization of Duratech, with the other thirty-five percent (35%) consisting of two series of preferred stock, one currently issued to three individuals and outstanding, and the other issued to Van Hierden and Duratech Shareholders on the Closing Date (as defined in the Share Exchange Agreement). Both of the series have a par value of $1.00 per share. The first series, which is currently outstanding and consists of 158,096 shares of Preferred Non-Voting stock, and has a $1.00 liquidation preference, is not entitled to any dividend or conversion privilege, and is to be liquidated in three years. The second series, which is a new series issued to Van Hierden and Duratech Shareholders as of the Closing Date, consists of 3,198,362 shares of preferred stock and is entitled to one vote per share, has a $1.00 liquidation preference and is not be entitled to any dividend or conversion privilege. In addition, holders of options to purchase Duratech common stock were granted options to purchase an additional 1,203,790 shares of this second series of preferred stock.All of the outstanding Duratech share capital was offered and sold in accordance with applicable Canadian and United States Federal and local securities laws.

As part of the reverse merger, the Registrant ceased engaging in the mobile information search services business. As a result of the Share Exchange, Duratech Group Inc. has become a majority-owned subsidiary of the Registrant.  Based upon management’s review of alternatives, the Share Exchange Agreement and the Asset Purchase Agreement present the most viable present possibility for future enhancement of shareholder value and for payment of creditors.

After the consummation of the transactions contemplated by the Share Exchange Agreement, the Registrant, on the day after the Closing Date, consummated the sale of its assets related to its mobile information search services, subject to assumption and payment of all of the Registrant’s liabilities related to periods prior to the closing, to UpSnap Services, LLC, a North Carolina limited liability corporation (“UpSnap Services”), which is owned by Philipp, pursuant to an Asset Purchase Agreement dated as of August 29, 2008 (the “Asset Purchase Agreement”).

DURATECH GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in conformity with Generally Accepted Accounting Principles (“GAAP”) for interim financial information and with the instructions to SEC Form 10-QSB and Article 8 of Regulation S-K. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.  In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses for the period. Actual results could differ significantly from those estimates.  The accompanying unaudited consolidated financial statements should be read in conjunction with the January 31, 2008 audited financial statements of Duratech Group Inc. and the notes thereto as incorporated by reference to the Company’s Current Report on Form 8-K filed on September 24, 2008.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Duratech Group Inc., incorporated under the Business Corporations Acts of Alberta, Canada.  Intercompany transactions have been eliminated in consolidation.  When required, certain reclassifications are made to the prior period’s consolidated financial statements to conform to the current presentation.

Business Activity —Duratech Group Inc. (previously named Duratech Contracting Inc.)  commenced operations on December 18, 2002 as a small homebuilding company constructing about 5 homes a year until Peter Van Hierden (“Van Hierden”) bought out the majority partners and took control of the operations in July, 2007.Shortly thereafter, Mr. Van Hierden identified a synergistic opportunity to acquire a modular oil camp factory which was also in distress and acquired the company in July, 2007.Since that time management has been able to turn both these operations around and now seeks to grow the company organically and through additional acquisitions.

Duratech’s principle operations are building manufactured and stick-built homes and modular oil camps in Alberta and Saskatchewan, Canada which have historically experienced very rapid growth primarily because of commodities such as oil, uranium and diverse mining.

Duratech manufactures and builds homes and modular sites for its marketplace, principally Alberta and Saskatchewan.  The Company has three principal products that it offers: first, the company builds on-site conventional homes through its Duratech Contracting division; second, the company builds ready-to-move (RTM) homes in factories and brings them on foundations to sell to end users; and, third, the company builds modular camp sites for the oil mining industry through its Duratech Structures division.

On July 1, 2007, Duratech Contracting Inc. acquired Duratech Structures Inc. (previously known as Jobsite Structures).

On July 28, 2008, Duratech Contracting Inc. changed its name to become Duratech Group Inc.

Cash and Cash Equivalents —For purposes of the Consolidated Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management’s Use of Estimates —The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.Actual results could differ from those estimates.

Presentation and Foreign Currency Translation —These consolidated financial statement have been prepared in accordance with US generally accepted accounting principles (GAAP) and translated into U.S dollars. The prevailing exchange rate used to translate the Canadian dollars to U.S dollars at October 31, 2008 was 0.831532. The average for the nine-months ending October 31, 2008 was 0.913774.

DURATECH GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Assets and liabilities denominated in respective functional currencies are translated into United States Dollars at the exchange rate as of the balance sheet date.The share capital and retained earnings are translated at exchange rates prevailing at the time of the transactions.Revenues, costs, and expenses denominated in respective functional currencies are translated into United States Dollars at the weighted average exchange rate for the period.The effects of foreign currencies translation adjustments are included as a separate component of accumulated other comprehensive income.

Revenue Recognition —Revenues from long-term construction contracts (over one year) of the Duratech Contracting division are recognized using the percentage-of-completion method. Revenues from short-term contracts of the Duratech Structures division are recognized as the work is performed and related costs are incurred. Contract costs include all direct materials and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, and repair costs. General and administrative costs are charged to expense as incurred.

As a result of the global economic environment and decrease in natural resource prices, demand for on-site conventional homes (long-term construction contracts) have slowed slightly and prices have decreased up to 10% in some markets. In regards to short-term contracts, the Company has found continued demand for ready-to-move (RTM) homes and a moderation of demand for modular camp sites for the oil mining industry. The Company expects demand for modular camp sites accelerate with any increase in natural resource prices, principally oil and natural gas.

 Revenue and all related costs and expenses from house and land sales are recognized at the time that closing has occurred, when title and possession of the property and the risks and rewards of ownership transfer to the buyer, and we do not have a substantial continuing involvement in accordance with SFAS No.66, “Accounting for Sales of Real Estate” (“SFAS 66”). In order to properly match revenues with expenses, we estimate construction and land development costs incurred and to be incurred, but not paid at the time of closing. Estimated costs to complete are determined for each closed home and land sale based upon historical data with respect to similar product types and geographical areas and allocated to closings along with actual costs incurred based on a relative sales value approach. We monitor the accuracy of estimates by comparing actual costs incurred subsequent to closing to the estimate made at the time of closing and make modifications to the estimates based on these comparisons.

Revenue is recognized for long-term construction contract sales on the percentage-of-completion method when the land sale takes place prior to all contracted work being completed. Pursuant to the requirements of SFAS 66, if the seller has some continuing involvement with the property and does not transfer substantially all of the risks and rewards of ownership, profit shall be recognized by a method determined by the nature and extent of the seller’s continuing involvement. In the case of our land sales, this involvement typically consists of final development activities. We recognize revenue and related costs as work progresses using the percentage-of-completion method, which relies on estimates of total expected costs to complete required work. Revenue is recognized in proportion to the percentage of total costs incurred in relation to estimated total costs at the time of sale. Actual revenues and costs to complete construction in the future could differ from our current estimates. If our estimates of development costs remaining to be completed and relative sales values are significantly different from actual amounts, then our revenues, related cumulative profits and costs of sales may be revised in the period that estimates change.

Comprehensive Income (Loss) —The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the consolidated financial statements.There were no items of comprehensive income (loss) applicable to the Company during the periods covered in the consolidated financial statements.

Cash and Bank Overdraft —Cash consists of cash, cash equivalents and checks issued in excess of cash on deposit. Cash is put in the Bank account which has a negative balance. For the purpose of the cash flow statement, Bank overdrafts are also classified as cash.

Advertising Costs —Advertising costs are expensed as incurred.For the Nine-months ended October 31, 2008 and year ended January 31, 2008, the company incurred $16,467 and $39,019 respectively.

Fair Value of Financial Instruments —The carrying amounts reported in the consolidated balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.  The Company estimates that the fair value of all financial instruments at October 31, 2008 and 2007, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Dividends— The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

DURATECH GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable —Accounts deemed uncollectible are written off in the year they become uncollectible.For the years ended January 31, 2008 and 2007, no amounts were deemed uncollectible as of January 31, 2008.Outstanding Accounts Receivable as of January 31, 2008 was $555,811 which includes a receivable due from a shareholder (related party) in the amount of $89,289.

Impairment of Long-Lived Assets — Using the guidance of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

Inventory —Inventory is stated at the lower of accumulated cost or fair value, as determined in accordance with Statement of Financial Accounting Standards No.144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“SFAS 144”). Accumulated cost includes costs associated with land acquisition, land development, and home construction costs, including certain direct and indirect overhead costs related to development and construction. Land acquisition and development costs are allocated to individual lots using actual lot cost determined based on the total expected land acquisition and development costs and the total expected home closings for the project. The specific identification method is used to accumulate home construction costs.

Cost of sales includes the construction cost of the home, the actual lot cost for the home or project, and commissions and closing costs applicable to the home. The construction cost of the home includes amounts paid through the closing date of the home. Any costs incurred but not yet paid are expensed as incurred and are typically very nominal in nature because the construction projects have been completed before recorded as sales. The construction cycles for the long-term construction projects (stick-built homes) are approximately one year and for the short-term construction projects (modular and ready-to-move homes) are approximately two to three months.

For those projects for which construction and development activities have been idled for an extended period of time, longer than three months, an impairment analysis will be performed to determine if an adjustment may be necessary. If the fair market value of a home (based on comparable units in the market) is less than its cost, this would suggest impairment and an appropriate adjustment would be made. Recent market activity has shown that such fair market value estimates are not very sensitive or subjective. These analyses are performed on a regular basis and confirmed before filing documents with the Commission.

Segment Reporting —The Company follows Statement of Financial Accounting Standards No. 130, Disclosures About Segments of an Enterprise and Related Information. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Property and Equipment —Property and equipment is stated at cost.Depreciation is provided by the straight-line method over the estimated economic life of the property and equipment.The following table shows the estimated useful life used for each class of fixed asset:

Asset	Estimated Useful Life
Buildings	25 years
Shed	10 years
Tools and Equipment	5 years
Small tools and equipment	4 years
Computer and Office Equipment	3 years
Automobiles	3 years
Leasehold Improvements	5 years
Computer Hardware	2.5 years

The estimated annual depreciation expense is $21,598 per year.Total depreciation expense for the years ended January 31, 2008 and 2007 were $21,598 and $9,742 respectively.

Customer Deposits —The cash deposit received from customers when project in progress are shown in the balance sheet as current liabilities and apply against the revenue expected from customers when the project is terminated and the customers are billed. The deposit is without interest.

DURATECH GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE B—SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the Nine-months ended October 31, 2008 and the year ended January 31, 2008 is summarized as follows:

Cash paid during the years for interest and income taxes:

	Oct. 31, 2008	Jan. 31, 2008
Interest	$154,230	$139,175
Income Taxes	$-	$-

NOTE C—PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of January 31, 2008:
Asset	Cost	Accumulated Depreciation	Net Book Value
Land	$40,576	$-	$40,576
Buildings	85,323	4,812	80,511
Tools and Equipment	32,425	17,202	15,223
Small Tools and Equipment	13,084	7,586	5,498
Computer and Office Equipment	27,665	11,692	15,973
Automobiles	32,179	13,946	18,233
Leasehold Improvements	13,842	3,465	10,377
Computer Hardware	5,614	1,035	4,579
	$250,708	$59,738	$190,970

One half of the depreciation is used in the year of acquisition.

NOTE D—INCOME TAXES

The Company’s principle subsidiary (Duratech Group Inc.) is subject to income taxes on income arising in or derived from the tax jurisdiction in which it is domiciled and operates (Canada).

NOTE E—NOTES PAYABLE

Description	Rate	Balance
Note due September 30, 2017	prime rate plus 1.5%	$185,362
Note due October 31, 2008	prime rate plus 2%	$101,030
Bank and lease obligations	Various	$154,012
Demand Notes (Private loans)	Various	$1,076,382
Residential Line of Credit [a]	Various	$1,073,384
		$2,590,170

aThis is a residential loan line of credit.Progress loans are available upon satisfactory inspection.

NOTE F—FINISHED GOODS AND WORK IN PROGRESS INVENTORY

Land (finished goods) and residential spec home inventory is valued at the lower of cost and net realizable value with the cost being determined on an actual cost basis. Presold residential homes in work in Progress are recorded at the difference between actual expenses incurred and expenses incurred to date.

Raw materials inventory is stated at the lowest cost, on first-in, first-out basis, and net realizable value. Periodic inventory method is used for it evaluation.

Inventories are as follows:

Raw Materials	$16,923
Work in Progress	$2,121,391
Finished Goods	$626,712
$2,765,026

DURATECH GROUP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE G—SEGMENT REPORTING

The Company operates in one major industry segment – construction of homes.  Substantially all of the Company’s identifiable assets and operations at October 31, 2008 were located in Alberta, Canada

The accounting policies used for segment reporting are the same as those described in Note A “Summary of Significant Accounting Policies.”

NOTE H—COMMITMENTS/LEASES

As of October 31, 2008, the company had commitments for the acquisition of residential lots and land. The company had paid non-refundable deposits $ 26,983. This deposit is included in Accounts receivable.

NOTE I—RELATED PARTIES

The Company has an outstanding amount Due to a shareholder in the amount of $81,299.This outstanding amount is due upon demand, is unsecured and does not bear an interest rate.  Mr Van Hierden converted a prior loan to the company into equity in Duratech prior to the reverse-merger with the Company.

NOTE J—GOING CONCERN

As shown in the accompanying financial statements, the Company had a loss for the Nine-months ended October 31, 2008.During the years ended January 31, 2008 and 2007, the Company had a net loss of $104,735 and a net profit of $51,746 respectively. The Company has a net deficiency of $683,437.

Management believes that actions presently being taken to win more contracts, raise equity capital, seek strategic relationships and alliances, and build its marketing efforts to generate positive cash flow provide the means for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.